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                                                               Exhibit 99.(g)(2)

                        FOREIGN CUSTODY MANAGER AGREEMENT

AGREEMENT made as of June 15, 2001, between The Bank of New York ("BNY") and each Morgan Stanley Dean Witter Fund having a Custody Agreement with BNY and listed on Exhibit A hereto (each a "Fund").

                              W I T N E S S E T H:

WHEREAS, the Fund desires to appoint BNY as a Foreign Custody Manager on the terms and conditions contained herein;

WHEREAS, BNY desires to serve as a Foreign Custody Manager and perform the duties set forth herein on the terms and conditions contained herein;

NOW THEREFORE, in consideration of the mutual promises hereinafter contained in this Agreement, the Fund and BNY hereby agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

1. "BOARD" shall mean the board of directors or board of trustees, as the case may be, of the Fund.

2. "ELIGIBLE FOREIGN CUSTODIAN" shall have the meaning provided in the Rule.

3. "FOREIGN ASSETS" shall have the meaning provided in the Rule.

4. "MONITORING SYSTEM" shall mean a system established by BNY to fulfill the Responsibilities specified in clauses 1(d) and 1(e) of Article III of this Agreement, which system shall comply with paragraph (c)(3) of the Rule.

5. "RESPONSIBILITIES" shall mean the responsibilities delegated to BNY as a Foreign Custody Manager with respect to each Specified Country and each Eligible Foreign Custodian selected by BNY, as such responsibilities are more fully described in Article III of this Agreement.

6. "RULE" shall mean Rule 17f-5 under the Investment Company Act of 1940, as amended on June 12, 2000.

7. "SPECIFIED COUNTRY" shall mean each country listed on Schedule I attached hereto, as amended from time to time by BNY, and each country, other than the United States, constituting the primary market for a security with respect to which the Fund has given settlement instructions to The Bank of New York as custodian (the "Custodian") under its Custody Agreement with the Fund.

                                   ARTICLE II.
                        BNY AS A FOREIGN CUSTODY MANAGER

1. The Fund on behalf of its Board hereby delegates to BNY with respect to each Specified Country the Responsibilities.

2. BNY accepts the Board's delegation of Responsibilities with respect to each Specified Country and agrees in performing the Responsibilities as a Foreign Custody Manager to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of the Fund's Foreign Assets would exercise.

3. BNY shall provide to the Board and to the Fund's investment adviser at such times as the Board deems reasonable and appropriate based on the circumstances of the Fund's foreign custody arrangements written reports notifying the Board and the Fund's investment adviser of the placement of assets of the Fund with a particular Eligible Foreign Custodian within a Specified Country and of any material change in the arrangements (including the contract governing such arrangements) with respect to assets of the Fund with any such Eligible Foreign Custodian.

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                                  ARTICLE III.
                                RESPONSIBILITIES

1. Subject to the provisions of this Agreement, BNY shall with respect to each Specified Country select an Eligible Foreign Custodian. In connection therewith, BNY shall: (a) determine that Foreign Assets of the Fund held by such Eligible Foreign Custodian will be subject to reasonable care, based on the standards applicable to custodians in the relevant market in which such Eligible Foreign Custodian operates, after considering all factors relevant to the safekeeping of such assets, including, without limitation, those contained in paragraph (c)(1) of the Rule; (b) determine that the Fund's foreign custody arrangements with each Eligible Foreign Custodian are governed by a written contract with the Custodian which will provide reasonable care for the Fund's assets based on the standards specified in paragraph (c)(1) of the Rule; (c) determine that each contract with an Eligible Foreign Custodian shall include the provisions specified in paragraph (c)(2)(i)(A) through (F) of the Rule or, alternatively, in lieu of any or all of such (c)(2)(i)(A) through (F) provisions, such other provisions as BNY determines will provide, in their entirety, the same or a greater level of care and protection for Foreign Assets of the Fund as such specified provisions in their entirety; (d) monitor pursuant to the Monitoring System the appropriateness of maintaining Foreign Assets of the Fund with a particular Eligible Foreign Custodian pursuant to paragraph (c)(1) of the Rule and the performance of the contract governing such arrangement; and (e) advise the Fund and its investment adviser whenever BNY determines under the Monitoring System that an arrangement (including, any material change in the contract governing such arrangement) described in preceding clause (d) no longer meets the requirements of the Rule, or that an Eligible Foreign Custodian would no longer treat assets of the Fund it holds with reasonable care based on the standards applicable to custodians in the relevant market. In the event BNY shall have made either determination described in the preceding sentence, BNY shall promptly select another Eligible Foreign Custodian in the Specified Country and shall arrange for transfer of the Fund's assets to that custodian as soon as practicable; it being understood, however, that in the event BNY shall have determined that no other Eligible Foreign Custodian in the Specified Country would afford reasonable care based on the applicable standards in the relevant marketplace, BNY shall promptly so advise the Fund and shall act in accordance with the instructions of the Fund with respect to the disposition of any Fund assets held by that custodian.

2. For purposes of clause (d) of preceding Section 1 of this Article, BNY's determination of appropriateness shall not include, nor be deemed to include, any evaluation of Country Risks associated with investment in a particular country. For purposes hereof, "Country Risks" shall mean systemic risks of holding assets in a particular country including but not limited to (a) an Eligible Foreign Custodian's use of any depositories that act as or operate a system or a transnational system for the central handling of securities or any equivalent book-entries; (b) such country's, but not any selected Eligible Foreign Custodian's, financial infrastructure; (c) such country's prevailing custody and settlement practices; (d) nationalization, expropriation or other governmental actions; (e) regulation of the banking or securities industry; (f) currency controls, restrictions, devaluations or fluctuations; and (g) market conditions which affect the orderly execution of securities transactions or affect the value of securities.

                                   ARTICLE IV.
                                 REPRESENTATIONS

1. The Fund hereby represents that: (a) this Agreement has been duly authorized, executed and delivered by the Fund, constitutes a valid and legally binding obligation of the Fund enforceable in accordance with its terms, and no statute, regulation, rule, order, judgment or contract binding on the Fund prohibits the Fund's execution or performance of this Agreement; and (b) this Agreement has been approved and ratified by the Board at a meeting duly called and at which a quorum was at all times present.

2. BNY hereby represents that: (a) BNY is duly organized and existing under the laws of the State of New York, with full power to carry on its businesses as now conducted, and to enter into this Agreement and to perform its obligations hereunder; (b) BNY is a U.S. Bank as defined in Section (a)(7) of the Rule; (c) this Agreement has been duly authorized, executed and delivered by BNY, constitutes a valid and legally binding obligation of BNY enforceable in accordance with its terms, and no statute,

                                        2
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regulation, rule, order, judgment or contract binding on BNY prohibits BNY's execution or performance of this Agreement; and (d) BNY has established the Monitoring System.

                                   ARTICLE V.
                                 CONCERNING BNY

1. BNY shall not be liable for any costs, expenses, damages, liabilities or claims, including attorneys' and accountants' fees, sustained or incurred by, or asserted against, the Fund except to the extent the same arises out of the failure of BNY to exercise the care, prudence and diligence required by Section 2 of Article II hereof. In no event shall BNY be liable to the Fund, the Board, or any third party for special, indirect or consequential damages, or for lost profits or loss of business, arising in connection with this Agreement.

2. The Fund shall indemnify BNY and hold it harmless from and against any and all costs, expenses, damages, liabilities or claims, including reasonable attorneys' and accountants' fees, sustained or incurred by, or asserted against, BNY by reason or as a result of any action or inaction, or arising out of BNY's performance hereunder, provided that the Fund shall not indemnify BNY to the extent any such costs, expenses, damages, liabilities or claims arises out of BNY's failure to exercise the reasonable care, prudence and diligence required by Section 2 of Article II hereof.

3. For its services hereunder, the Fund agrees to pay to BNY such compensation and out-of-pocket expenses as shall be mutually agreed.

4. BNY shall have only such duties as are expressly set forth herein. In no event shall BNY be liable for any Country Risks associated with investments in a particular country.

                                   ARTICLE VI.
                                  MISCELLANEOUS

1. This Agreement constitutes the entire agreement between the Fund and BNY as a foreign custody manager, and no provision in the Custody Agreement between the Fund and the Custodian shall be construed so as to affect the duties and obligations of BNY hereunder or conflict with the terms of this Agreement, nor shall any provision in this Agreement affect the duties or obligations of the Custodian under the Custody Agreement.

2. Any notice or other instrument in writing, authorized or required by this Agreement to be given to BNY, shall be sufficiently given if received by it at its offices at 100 Church Street, 10th Floor, New York, New York 10286, or at such other place as BNY may from time to time designate in writing.

3. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Fund shall be sufficiently given if received by it at or at such other place as the Fund may from time to time designate in writing.

4. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected thereby. This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided however, that this Agreement shall not be assignable by either party without the written consent of the other.

5. This Agreement shall be construed in accordance with the substantive laws of the State of New York, without regard to conflicts of laws principles thereof. The Fund and BNY hereby consent to the exclusive jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder. The Fund hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that such proceeding brought in such a court has been brought in an inconvenient forum. The Fund and BNY each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

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6. The parties hereto agree that in performing hereunder, BNY is acting solely on behalf of the Fund and no contractual or service relationship shall be deemed to be established hereby between BNY and any other person by reason of this Agreement.

7. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

8. This Agreement shall terminate simultaneously with the termination of the Custody Agreement between the Fund and the Custodian, and may otherwise be terminated by either party giving to the other party a notice in writing specifying the date of such termination, which shall be not less than ninety
(90) days after the date of such notice.

IN WITNESS WHEREOF, the Fund and BNY have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the date first above written.

                            EACH MORGAN STANLEY DEAN
                          WITTER FUND LISTED ON EXHIBIT
                                    A HERETO

                          BY: /S/ BARRY FINK
                              --------------------------------
                                  BARRY FINK
                          TITLE: VICE PRESIDENT


                              THE BANK OF NEW YORK

                          BY: /S/ EDWARD G. MCGANN
                              --------------------------------
                                  EDWARD G. MCGANN
                          TITLE: VICE PRESIDENT

                                        4
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                                   SCHEDULE 1
                               SPECIFIED COUNTRIES

COUNTRY/                                                      COUNTRY/
MARKET                        SUBCUSTODIAN(S)                 MARKET                                   SUBCUSTODIAN(S)
ARGENTINA       Banco Rio de la Plata                         LITHUANIA                    Vilniaus Bankas
AUSTRALIA       National Australia Bank Ltd.                  LUXEMBOURG                   Banque et Caisse d'Epargne de l'Etat
AUSTRIA         Bank Austria AG                               MALAYSIA                     HongKong Bank Malaysia Berhad
BAHRAIN         HSBC Bank Middle East                         MALI                         Societe Generale de Banques en Cote
                                                                                           d'Ivoire
BANGLADESH      Standard Chartered Bank                       MALTA                        HSBC Bank Malta p.l.c
BELGIUM         Banque Bruxelles Lambert                      MAURITIUS                    HSBC
BENIN           Societe Generale de Banques en Cote d'Ivoire  MEXICO                       Banco Nacional de Mexico
BERMUDA         Bank of Bermuda Limited                       MOROCCO                      Banque Commerciale du Maroc
BOLIVIA         Citibank, N.A.                                NAMIBIA                      Stanbic Bank Namibia Limited
BOTSWANA        Barclays Bank of Botswana Ltd.                NETHERLANDS                  Fortis Bank (Nederland) N.V.
BRAZIL          BankBoston, N.A.                              NEW ZEALAND                  National Australia Bank Ltd. (National
                                                                                           Nominees Ltd.)
BULGARIA        ING Bank                                      NIGER                        Societe Generale de Banques en Cote
                                                                                           d'Ivoire
BURKINA FASO    Societe Generale de Banques en Cote d'Ivoire  NIGERIA                      Stanbic Merchant Bank Nigeria Limited
CANADA          Royal Bank of Canada                          NORWAY                       Den norske Bank ASA
CHILE           BankBoston, N.A.                              OMAN                         HSBC Bank Middle East
CHINA           Standard Chartered Bank                       PAKISTAN                     Standard Chartered Bank
COLOMBIA        Cititrust Colombia S.A.                       PALESTINIAN AUTONOMOUS AREA  HSBC Bank Middle East
COSTA RICA      Banco BCT                                     PANAMA                       BankBoston, N.A.
CROATIA         Privredna Banka Zagreb d.d.                   PERU                         Citibank, N.A.
CYPRUS          Bank of Cyprus                                PHILIPPINES                  HSBC
CZECH REPUBLIC  Ceskoslovenska Obchodni Banka A.S.            POLAND                       Bank Handlowy W Warszawie S.A.
DENMARK         Den Danske Bank                               PORTUGAL                     Banco Comercial Portugues
EASDAQ          Banque Bruxelles Lambert                      QATAR                        HSBC Bank Middle East
ECUADOR         Citibank, N.A.                                ROMANIA                      ING Bank
EGYPT           Citibank, N.A.                                RUSSIA                       Vneshtorgbank (Min Fin Bonds only)/
                                                                                           Credit Suisse First Boston AO
ESTONIA         Hansabank Limited                             SENEGAL                      Societe Generale de Banques en Cote
                                                                                           d'Ivoire
EUROMARKET      Clearstream                                   SINGAPORE                    United Overseas Bank Limited/
                                                                                           The Development Bank of Singapore Ltd.
EUROMARKET      Euroclear                                     SLOVAK REPUBLIC              Ceskoslovenska Obchodni Banka, a.s.
FINLAND         Merita Bank plc                               SLOVENIA                     Bank Austria Creditanstalt d.d.
                                                                                           Ljubljana
FRANCE          BNP Paribas / Credit Agricole Indosuez        SOUTH AFRICA                 Societe Generale, Johannesburg /
                                                                                           The Standard Bank of South Africa Limited
GERMANY         Dresdner Bank AG                              SOUTH KOREA                  Standard Chartered Bank
GHANA           Barclays Bank of Ghana Ltd.                   SPAIN                        Banco Bilbao Vizcaya Argentaria S.A.
                                                                                           (BBVA) / Banco Santander Central
                                                                                           Hispano (BSCH)
GREECE          BNP Paribas                                   SRI LANKA                    Standard Chartered Bank
GUINEA BISSAU   Societe Generale de Banques en Cote d'Ivoire  SWAZILAND                    Standard Bank Swaziland Limited
HONG KONG       HSBC                                          SWEDEN                       Skandinaviska Enskilda Banken
HUNGARY         Citibank Budapest Rt.                         SWITZERLAND                  Credit Suisse First Boston
ICELAND         Landsbanki Islands                            TAIWAN                       HSBC
INDIA           HSBC / Deutsche Bank AG                       THAILAND                     Standard Chartered Bank/
                                                                                           Bangkok Bank Public Company Limited
INDONESIA       HSBC                                          TOGO                         Societe Generale de Banques en Cote
                                                                                           d'Ivoire
IRELAND         Allied Irish Banks, plc                       TRINIDAD & TOBAGO            Republic Bank Limited
ISRAEL          Bank Leumi LE - Israel B.M.                   TUNISIA                      Banque Internationale Arabe de Tunisie
ITALY           Banca Commerciale Italiana / BNP Paribas      TURKEY                       Osmanli Bankasi A.S. (Ottoman Bank)
IVORY COAST     Societe Generale - Abidjan                    UNITED ARAB EMIRATES         HSBC Bank Middle East, Dubai
JAMAICA         CIBC Trust & Merchant Bank Jamaica Ltd.       UKRAINE                      ING Bank
JAPAN           The Bank of Tokyo-Mitsubishi Limited/         UNITED KINGDOM               The Bank of New York /
                The Fuji Bank, Limited                                                     The Depository & Clearing Centre (DCC)
JORDAN          HSBC Bank Middle East                         UNITED STATES                The Bank of New York
KAZAKHSTAN      ABN/AMRO                                      URUGUAY                      BankBoston, N.A.
KENYA           Barclays Bank of Kenya Ltd.                   VENEZUELA                    Citibank, N.A.
LATVIA          Hansabanka Limited                            ZAMBIA                       Barclays Bank of Zambia Ltd.
LEBANON         HSBC Bank Middle East                         ZIMBABWE                     Barclays Bank of Zimbabwe Ltd.

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                                    EXHIBIT A

1. Active Assets California Tax-Free Trust
2. Active Asset Government Securities Trust
3. Active Assets Institutional Money Trust
4. Active Assets Money Trust
5. Active Assets Premier Money Trust
6. Active Assets Tax-Free Trust
7. Morgan Stanley 21st Century Trend Fund
8. Morgan Stanley Aggressive Equity Fund
9. Morgan Stanley All Star Growth Fund
10. Morgan Stanley American Opportunities Fund
11. Morgan Stanley Balanced Growth Fund
12. Morgan Stanley Balanced Income Fund
13. Morgan Stanley Dean Witter California Insured Municipal Income Trust
14. Morgan Stanley Dean Witter California Quality Municipal Securities
15. Morgan Stanley California Tax-Free Daily Income Trust
16. Morgan Stanley California Tax-Free Income Fund
17. Morgan Stanley Capital Growth Securities
18. Morgan Stanley Competitive Edge Fund
19. Morgan Stanley Convertible Securities Trust
20. Morgan Stanley Developing Growth Securities Trust
21. Morgan Stanley Diversified Income Trust
22. Morgan Stanley Dividend Growth Securities Inc.
23. Morgan Stanley Equity Fund
24. Morgan Stanley Federal Securities Trust
25. Morgan Stanley Financial Services Trust
26. Morgan Stanley Fund of Funds:
Domestic Portfolio
International Portfolio
27. Morgan Stanley Global Utilities Fund
28. Morgan Stanley Dean Witter Government Income Trust
29. Morgan Stanley Growth Fund
30. Morgan Stanley Hawaii Municipal Trust
31. Morgan Stanley Health Sciences Trust
32. Morgan Stanley Dean Witter High Income Advantage Trust
33. Morgan Stanley Dean Witter High Income Advantage Trust II
34. Morgan Stanley Dean Witter High Income Advantage Trust III
35. Morgan Stanley High Yield Securities Inc.
36. Morgan Stanley Income Builder Fund
37. Morgan Stanley Income Securities Inc.
38. Morgan Stanley Dean Witter Insured California Municipal Securities
39. Morgan Stanley Dean Witter Insured Municipal Bond Trust
40. Morgan Stanley Dean Witter Insured Municipal Income Trust
41. Morgan Stanley Dean Witter Insured Municipal Securities
42. Morgan Stanley Dean Witter Insured Municipal Trust
43. Morgan Stanley Intermediate Income Securities Inc.
44. Morgan Stanley KLD Social Index Fund
45. Morgan Stanley Limited Term Municipal Trust
46. Morgan Stanley Liquid Asset Fund Inc.
47. Morgan Stanley Market Leader Trust
48. Morgan Stanley Mid-Cap Equity Trust
49. Morgan Stanley Mid-Cap Value Fund

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50. Morgan Stanley Multi-State Municipal Series Trust:
The Arizona Series
The Florida Series
The New Jersey Series
The Pennsylvania Series
51. Morgan Stanley Dean Witter Municipal Income Opportunities Trust
52. Morgan Stanley Dean Witter Municipal Income Opportunities Trust II
53. Morgan Stanley Dean Witter Municipal Income Opportunities Trust III
54. Morgan Stanley Dean Witter Municipal Premium Income Trust
55. Morgan Stanley NASDAQ-100 Index Fund
56. Morgan Stanley Natural Resource Development Securities Inc.
57. Morgan Stanley New Discoveries Fund
58. Morgan Stanley New York Municipal Money Market Trust
59. Morgan Stanley Dean Witter New York Quality Municipal Securities
60. Morgan Stanley New York Tax-Free Income Fund
61. Morgan Stanley Next Generation Trust
62. Morgan Stanley North American Government Income Trust
63. Morgan Stanley Prime Income Trust
64. Morgan Stanley Dean Witter Quality Municipal Income Trust
65. Morgan Stanley Dean Witter Quality Municipal Investment Trust
66. Morgan Stanley Dean Witter Quality Municipal Securities
67. Morgan Stanley Real Estate Fund
68. Morgan Stanley S&P 500 Index Fund
69. Morgan Stanley S&P 500 Select Fund
70. Morgan Stanley Select Dimensions Investment Series:
                      The American Opportunities Portfolio
The Balanced Growth Portfolio
The Developing Growth Portfolio
The Diversified Income Portfolio
The Dividend Growth Portfolio
The Global Equity Portfolio
The Growth Portfolio
The Mid-Cap Equity Portfolio
The Money Market Portfolio
The North American Government Portfolio The Utilities Portfolio
The Value-Added Portfolio
71. Morgan Stanley Select Municipal Reinvestment Fund
72. Morgan Stanley Short-Term Bond Fund
73. Morgan Stanley Short-Term U.S. Treasury Trust
74. Morgan Stanley Small Cap Growth Fund
75. Morgan Stanley Special Value Fund
76. Morgan Stanley Strategist Fund
77. Morgan Stanley Tax-Exempt Securities Trust
78. Morgan Stanley Tax-Free Daily Income Trust
79. Morgan Stanley Tax-Managed Growth Fund
80. Morgan Stanley Technology Fund
81. Morgan Stanley Total Market Index Fund
82. Morgan Stanley Total Return Bond Fund
83. Morgan Stanley Total Return Trust
84. Morgan Stanley U.S. Government Money Market Trust
85. Morgan Stanley U.S. Government Securities Trust
86. Morgan Stanley Utilities Fund
87. Morgan Stanley Value Fund

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88. Morgan Stanley Value-Added Market Series
89. Morgan Stanley Variable Investment Series:
The Aggressive Equity Portfolio
The Capital Growth Portfolio
The Competitive Edge Portfolio
The Dividend Growth Portfolio
The Equity Portfolio
The High Yield Portfolio
The Income Builder Portfolio
The Money Market Portfolio
The Quality Income Plus Portfolio The S&P 500 Index Portfolio
The Short-Term Bond Portfolio
The Strategist Portfolio
The Utilities Portfolio
90. TCW/DW Term Trust 2002
91. TCW/DW Term Trust 2003